CONCURSO MERCANTIL 107/2006-I

Mexico, Federal District, 30th of March, 2007

HAVING VIEWED to judge preliminarily the case in file number 107/2006 lead, related to the concurso mercantil proceeding in the conciliation phase of GRUPO IUSACELL, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, with respect to the approval or non-approval of the agreement, and

INASMUCH AS:

FIRST. Through a decision dated August 14, 2006, this District Court declared the company GRUPO IUSACELL, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE in concurso mercantil, and it opened the conciliation phase; and the Instituto Federal de Especialistas de Concursos Mercantiles was ordered to appoint a specialist to perform the functions of Conciliator, under the terms of Article 43, Sections IV and V of the Mexican Business Reorganization Act (Ley de Concursos Mercantiles) (page 117).

SECOND. The appointed Conciliator, among other activities, instituted the steps for the allowance of credits under the terms of Articles 121, 123, and 128 of the Mexican Business Reorganization Act, and on November 9, 2006, a decision was issued on the allowance, classification, and prioritization of credits (page 424).

THIRD. An agreement signed by the company and several allowed creditors was presented for court approval, under the terms of Articles 148 and 161 of the Mexican Business Reorganization Act.

FOURTH. Pursuant to the provisions of Article 162 of the aforementioned law, the aforementioned agreement and its summary were made available to all allowed creditors, for a five-day period, in order for: (a) the allowed creditors in different classes, who it is indicated did sign the agreement, if applicable submit their

CONCURSO MERCANTIL 107/2006-I

objections in relation to the authenticity of the statement of their consent; and (b) the general allowed creditors who did not sign to exercise their right of veto.

The creditors refrained from making objections or casting a veto to the aforementioned terms.

Inasmuch as it corresponded to the state of the proceeding, a summons was issued to hear the interlocutory order.

WHEREAS:

FIRST. The purpose of the conciliation phase is to achieve the permanence of the company’s business through an agreement signed with its allowed creditors, pursuant to Article 3 of the Mexican Business Reorganization Act. Therefore, in order to conclude the proceeding, an agreement must be approved by the court, signed by the company and the creditors representing the class and amount ordered in the law itself (in which, furthermore, the rights of all creditors are respected, including non-signatories), for which reason prior to its approval it must be reviewed officially to ensure that the proposed agreement meets all the requirements pursuant to Article 262 and Title Five of the above-referenced law.

SECOND. This judgment is rendered taking into consideration who the company’s recognized creditors were, the amount of the credit and the class for which each of them is recognized (under the terms of the allowance), classification and prioritization of credits, taking into consideration that pursuant to number 157 of the Mexican Business Reorganization Act, the agreement must, to be effective, always be signed by the company, as well as its creditors (the latter representing the percentage of liabilities and the classes ordered by the article itself). To determine the effectiveness of the vote of the creditors, it is necessary to take into consideration who was classified in that decision as general creditors, creditors with a real guaranty and with special

CONCURSO MERCANTIL 107/2006-I

privilege; thereafter, obtain a single overall amount by adding the amount of the company’s liabilities that were allowed, both in favor of all the general creditors cited in the allowance, classification and prioritization of credits decision, and in favor of those creditors with a real guaranty and with a special privilege that did sign the agreement. Once the total amount of the liabilities that should be considered is established, fifty percent of that amount must be calculated, given that the signatory creditors also, whether belonging to one or several of the aforementioned classes, must be holders of credits whose amount sums to more than such percentage.

THIRD. Of the evidence in the record, and specifically the text of the allowance, classification and prioritization of credits, it is determined that in order to establish the amount of credits that favor the agreement, the allowed common creditors, whose names and amounts are below, must be taken into consideration:

No.	Name of Creditor	Amount in UDIs
1.	Investors Bank & Trust	4,509,100.20
2.	JP Morgan	48,021,917.10
3.	Mellon Bank, N.A.	20,290,950.89
4.	Standard Bank PLC	572,367,142.59
5.	Standard Bank PLC	2,254,550.10
6.	Morgan Stanley & Co.	76,519,430.34
7.	UBS AG, London Branch	123,869,491.51
8.	Credit Agricole (Suisse) SA	1,127,275.05
9.	Israel Discount Bank of New York	2,412,368.61
10.	SG Private Banking (Suisse) SA	21,418,225.94
11.	SG Private Banking (Suisse) SA	2,254,550.10
12.	Deutsche Bank AG	225,455.01

CONCURSO MERCANTIL 107/2006-I

13.	Bank Hapoalim (Switzerland) LTD	6,042,194.26
14.	Citigroup Global Markets INC	8,346,344.46
15.	Neuberger Berman, LLC	2,110,258.89
16.	Bear Stearns Securities Corp.	46,745,841.74
17.	Bear Stearns Securities Corp.	26,229,435.85
18.	Bear Stearns Securities Corp.	450,910.02
19.	Bear Stearns Securities Corp.	450,910.02
20.	Bear Stearns Securities Corp.	450,910.02
21.	BSI SA	6,763,650.30
22.	Citibank	6,898,923.30
23.	Citibank (Switzerland)	450,910.02
24.	Citibank (Switzerland)	90,182.00
25.	Lehman Brothers INC.	1,352,730.06
26.	Lehman Brothers INC.	157,818.51
27.	Bear Stearns Securities Corp.	1,149,820.55
28.	Bear Stearns Securities Corp.	2,570,187.11
29.	Pershing LLC	9,018,200.39
30.	Pershing LLC	10,064,311.64
31.	Credit Suisse / Trust ACC CL, SGP	2,254,550.10
32.	Banque Privee Edmond De Rothschild	225,455.01
33.	Heritage Bank & Trust SA	360,728.02
34.	Pictet & Cie	2,885,824.13
35.	JP Morgan Chase Bank N.A.	1,127,275.05
36.	JP Morgan Chase Bank N.A.	11,272,750.49
37.	JP Morgan Chase Bank N.A.	541,092.02
38.	JP Morgan Chase Bank N.A.	1,127,275.05

CONCURSO MERCANTIL 107/2006-I

39.	Credit Suisse	4,509,100.20
40.	Credit Suisse	4,960,010.22
41.	Credit Suisse	450,910.02
42.	Raymond James & Associates, INC	450,910.02
43.	BNP Paribas Securities Corp	1,352,730.06
44.	Merrill Lynch	45,091.00
45.	Merrill Lynch	225,455.01
46.	Merrill Lynch	1,127,275.05
47.	Merrill Lynch	225,455.01
48.	Merrill Lynch	225,455.01
49.	Merrill Lynch	450,910.02
50.	Merrill Lynch	225,455.01
51.	Merrill Lynch	450,910.02
52.	Merrill Lynch	2,664,878.22
53.	Merrill Lynch	9,018,200.39
54.	Merrill Lynch	1,127,275.05
55.	Merrill Lynch	225,455.01
56.	Merrill Lynch	2,254,550.10
57.	Merrill Lynch	450,901.02
58.	Merrill Lynch	225,455.01
59.	Merrill Lynch	901,820.04
60.	Merrill Lynch	1,001,020.24
61.	Neuberger Berman, LLC	270,546.01
62.	First Clearing LLC	15,150,576.66
63.	First Clearing LLC	2,773,096.62
64.	First Clearing LLC	450,910.02

CONCURSO MERCANTIL 107/2006-I

65.	Citigroup NA	22,365,136.98
66.	Refco Capital Markets LTD	901,820.04
67.	Morgan Stanley DW INC	180,364.01
68.	RBC Dominion Securities INC	338,182.51
69.	RBC Dominion Securities INC	586,183.03
70.	RBC Dominion Securities INC	315,637.01
71.	Goldman Sachs & Co	2,113,866.17
72.	Goldman Sachs & Co	338,182.51
73.	Goldman Sachs & Co	1,803,640.08
74.	Goldman Sachs & Co	4,311,601.61
75.	Citibank (Switzerland)	901,820.04
76.	HSBC Private Bank (Suisse) SA	1,262,548.06
77.	HSBC Private Bank (Suisse) SA	676,365.03
78.	BNP Paribas (Suisse) SA	315,637.01
79.	Bear Stearns Securities Corp	843,201.74
80.	Bank Julius Baer & Co LTD	225,455.01
81.	National Financial Services	180,364.01
82.	Bank Leumi Luxembourg SA	1,127,275.05
83.	Bank Leumi Luxembourg SA	1,127,275.05
84.	Brown Brothers Harriman & Co	10,821,840.47
85.	Brown Brothers Harriman & Co	225,455.01
86.	Union Bancaire Privee Geneva	4,644,373.20
87.	Clariden Bank	2,547,641.61
88.	Neuberger Berman LLC	1,352,730.06
89.	JP Morgan Securities Limited	676,365.03
90.	JP Morgan Securities Limited	11,137,477,49

CONCURSO MERCANTIL 107/2006-I

91.	JP Morgan Securities Limited	116,948,022.71
92.	JP Morgan Chase Bank N.A.	992,002.04
93.	JP Morgan Chase Bank N.A.	450,910.02
94.	JP Morgan Chase Bank N.A.	1,082,184.05
95.	JP Morgan Chase Bank N.A.	901,820.04
96.	Pershing LLC	4,170,917.68
97.	Credit Suisse	901,820.04
98.	Goldman Sachs & Co	450,910.02
99.	Discount Bank	450,910.02
100.	Deutsche Bank Securities, INC	90,182.00
101.	Deutsche Bank Securities, INC	45,091.00
102.	Deutsche Bank Securities, INC	1,803,640.08
103.	Bank of New York	67,636.50
104.	Merrill Lynch	148,800.31
105.	Merrill Lynch	112,727.50
106.	Merrill Lynch	94,691.10
107.	HSBC Securities INC	225,455.01
108.	HSBC Securities INC	450,910.02
109.	HSBC Securities INC	225,455.01
110.	HSBC Securities INC	338,182.51
111.	HSBC Securities INC	225,455.01
112.	HSBC Securities INC	450,910.02
113.	HSBC Securities INC	450,910.02
114.	Citigroup Global Markets INC	1,555,639.57
115.	Citigroup Global Markets INC	383,273.52
116.	The Northern Trust Company	901,820.04
117.	UBS AG	14,708,684.84
118.	UBS AG	450,910.02

CONCURSO MERCANTIL 107/2006-I

119.	2S Banca SPA	7,755,652.34
120.	Credit Suisse Securities (Europe) LTD	9,018.20
121.	Deutsche Bank (Suisse) SA	1,465,457.56
122.	Bank of New York	7,237,105.82
123.	Bank of New York	18,036,400.79
124.	Bank of New York	2,389,823.10
125.	Bank of New York	2,840,733.12
126.	Bank of New York	27,730,966.21
127.	Banque Privee Edmond de Rothschild	901,820.04
128.	SIS Segaintersettle AG	225,455.01
129.	UBS Financial Services	1,059,638.55
130.	UBS Financial Services	13,964,683.31
131.	JP Morgan Chase Bank N.A.	338,182.51
132.	HSBC Private Bank (Luxembourg) SA	901,820.04
133.	HSBC Private Bank (Luxembourg) SA	5,005,101.22
134.	HSBC Private Bank (Luxembourg) SA	450,910.02
135.	Banco Santander (Suisse) SA	1,578,185.07
136.	The Bank of New York	2,074,186.09
137.	The Bank of New York	847,710.84
138.	The Bank of New York	676,365.03
139.	The Bank of New York	608,728.53
140.	The Bank of New York	450,910.02
141.	Mellon Trust of New England N.A.	4,509,100.20
142.	Dresdner Bank (Switzerland) LTD	766,547.03
143.	Deutsche Bank AG London	90,182.00
144.	Bank Hapoalim BM	450,910.02
145.	Wachovia Bank, N.A.	112,727.50

CONCURSO MERCANTIL 107/2006-I

146.	PNC Bank (Saxon & Co)	946,911.04
147.	The Bank of New York (En su carácter de Fiduciario)	178,736,222.70
148.	Iusacell Infraestructura de México, S.A. de C.V.	1,254,600.77
149.	Iusacell, S.A. de C.V.	3,552.68
150.	Iusacell Arrendadora, S.A. de C.V.	34,134,279.73
151.	Grupo Iusacell Celular, S.A. de C.V.	1,577,534.55
152.	Iusacell Infraestructura de México, S.A. de C.V.	7,706,143.13
153.	Iusacell, S.A. de C.V.	4,568,004.47
154.	Immobiliaria Montes Urales 460, S.A. de C.V.	98,968.10
155.	Sistecel, S.A. de C.V.	12,423.80
156.	Iusacell Infraestructura, S.A. de C.V.	23,465,651.45
157.	Ritch, Heather y Müller, S.C.	88,659.43
	Total Udis	1,651,094,887.03

From the aforesaid it is concluded that the amount of credits that must be quantified to determine the percentage required for the validity of the agreement is the sum of the amounts of the aforementioned general credits, which amount to $1,651,094,887.03 (One billion six hundred fifty-one million ninety-four thousand eight hundred eighty-seven and 03/100 UDIS). Therefore, fifty percent is $825,547,443.51 (eight hundred twenty-five million five hundred forty-seven thousand four hundred forty-three and 51/100 UDIS), which amount must be exceeded by the amount held by the signatory creditors.

CONCURSO MERCANTIL 107/2006-I

FOURTH. From a reading of the agreement being analyzed, it can be seen that it is signed by the participant in the concurso, GRUPO IUSACELL, SOCIEDAD ANONIMA DE CAPITAL VARIABLE through JOSÉ LUIS RIERA KINKEL and FERNANDO JOSÉ CABRERA GARCÍA, which agency they have duly proved in the record as contained in a resolution dated June 9, 2006. (page 40)

It is also established that the agreement in reference was signed by several of the creditors in the preceding Preamble clause, who are identified below with their names and amounts:

No.	Name of Creditor	Amount in UDIs
1.	2S Banca SPA	7,755,652.34
2.	Banco Santander (Suisse) SA	1,578,185.07
3.	Bank Hapoalim (Switzerland) LTD	6,042,194.26
4.	Bank Hapoalim BM	450,910.02
5.	Bank Julius Baer & Co LTD	225,455.01
6.	Bank Leumi Luxembourg SA	1,127,275.05
7.	Bank Leumi Luxembourg SA	1,127,275.05
8.	Bank of New York	67,636.50
9.	Bank of New York	7,237,105.82
10.	Bank of New York	18,036,400.79
11.	Bank of New York	2,389,823.10
12.	Bank of New York	2,840,733.12
13.	Bank of New York	27,730,966.21
14.	Banque Privee Edmond De Rothschild	225,455.01
15.	Banque Privee Edmond De Rothschild	901,820.04
16.	Bear Stearns Securities Corp.	843,201.74
17.	Bear Stearns Securities Corp.	46,745,841.74
18.	Bear Stearns Securities Corp.	26,229,435.85

CONCURSO MERCANTIL 107/2006-I

19.	Bear Stearns Securities Corp.	450,910.02
20.	Bear Stearns Securities Corp.	450,910.02
21.	Bear Stearns Securities Corp.	450,910.02
22.	Bear Stearns Securities Corp.	1,149,820.55
23.	Bear Stearns Securities Corp.	2,570,187.11
24.	BNP Paribas (Suisse) SA	315,637.01
25.	BNP Paribas Securities Corp	1,352,730.06
26.	Brown Brothers Harriman & Co	10,821,840.47
27.	Brown Brothers Harriman & Co	225,455.01
28.	BSI SA	6,763,650.30
29.	Citibank	6,898,923.30
30.	Citibank (Switzerland)	450,910.02
31.	Citibank (Switzerland)	90,182.00
32.	Citibank (Switzerland)	901,820.04
33.	Citigroup Global Markets INC	8,346,344.46
34.	Citigroup Global Markets INC	1,555,639.57
35.	Citigroup Global Markets INC	383,273.52
36.	Citigroup NA	22,365,136.98
37.	Clariden Bank	2,547,641.61
38.	Credit Agricole (Suisse) SA	1,127,275.05
39.	Credit Suisse	4,509,100.20
40.	Credit Suisse	4,960,010.22
41.	Credit Suisse	450,910.02
42.	Credit Suisse	901,820.04
43.	Credit Suisse Securities (Europe) LTD	9,018.20
44.	Credit Suisse / Trust ACC CL, SGP	2,254,550.10

CONCURSO MERCANTIL 107/2006-I

45.	Deutsche Bank (Suisse) SA	1,465,457.56
46.	Deutsche Bank AG	225,455.01
47.	Deutsche Bank AG London	90,182.00
48.	Deutshe Bank Securities, INC	90,182.00
49.	Deutshe Bank Securities, INC	45,091.00
50.	Deutshe Bank Securities, INC	1,803,640.08
51.	Discount Bank	450,910.02
52.	Dresdner Bank (Switzerland) LTD	766,547.03
53.	First Clearing LLC	15,150,576.66
54.	First Clearing LLC	2,773,096.62
55.	First Clearing LLC	450,910.02
56.	Grupo Iusacell Celular, S.A. de C.V.	1,577,534.55
57.	Heritage Bank & Trust SA	360,728.02
58.	HSBC Private Bank (Luxembourg) SA	901,820.04
59.	HSBC Private Bank (Luxembourg) SA	5,005,101.22
60.	HSBC Private Bank (Luxembourg) SA	450,910.02
61.	HSBC Private Bank (Suisse) SA	1,262,548.06
62.	HSBC Private Bank (Suisse) SA	676,365.03
63.	HSBC Securities INC	225,455.01
64.	HSBC Securities INC	450,910.02
65.	HSBC Securities INC	225,455.01
66.	HSBC Securities INC	338,182.51
67.	HSBC Securities INC	225,455.01
68.	HSBC Securities INC	450,910.02
69.	HSBC Securities INC	450,910.02
70.	Inmobiliaria Montes Urales 460, S.A. de C.V.	98,968.10

CONCURSO MERCANTIL 107/2006-I

71.	Investors Bank & Trust	4,509,100.20
72.	Israel Discount Bank of New York	2,412,368.61
73.	Iusacell Arrendadora, S.A. de C.V.	34,134,279.73
74.	Iusacell Infraestructura de México, S.A. de C.V.	1,254,600.77
75.	Iusacell Infraestructura de México, S.A. de C.V.	7,706,143.13
76.	Iusacell Infraestructura, S.A. de C.V.	23,465,651.45
77.	Iusacell, S.A. de C.V.	3,552.68
78.	Iusacell, S.A. de C.V.	4,568,004.47
79.	JP Morgan	48,021,917.10
80.	JP Morgan Chase Bank N.A.	1,127,275.05
81.	JP Morgan Chase Bank N.A.	11,272,750.49
82.	JP Morgan Chase Bank N.A.	541,092.02
83.	JP Morgan Chase Bank N.A.	1,127,275.05
84.	JP Morgan Chase Bank N.A.	992,002.04
85.	JP Morgan Chase Bank N.A.	450,910.02
86.	JP Morgan Chase Bank N.A.	1,082,184.05
87.	JP Morgan Chase Bank N.A.	901,820.04
88.	JP Morgan Chase Bank N.A.	338,182.51
89.	JP Morgan Securities Limited	676,365.03
90.	JP Morgan Securities Limited	11,137,477.49
91.	JP Morgan Securities Limited	116,948,022.71
92.	Lehman Brothers INC	1,352,730.06
93.	Lehman Brothers INC	157,818.51
94.	Mellon Bank, N.A.	20,290,950.89
95.	Mellon Trust of New England N.A.	4,509,100.20
96.	Merrill Lynch	45,091.00

CONCURSO MERCANTIL 107/2006-I

97.	Merrill Lynch	225,455.01
98.	Merrill Lynch	1,127,275.05
99.	Merrill Lynch	225,455.01
100.	Merrill Lynch	225,455.01
101.	Merrill Lynch	450,910.02
102.	Merrill Lynch	225,455.01
103.	Merrill Lynch	450,910.02
104.	Merrill Lynch	2,664,878.22
105.	Merrill Lynch	9,018,200.39
106.	Merrill Lynch	1,127,275.05
107.	Merrill Lynch	225,455.01
108.	Merrill Lynch	2,254,550.10
109.	Merrill Lynch	450,910.02
110.	Merrill Lynch	225,455.01
111.	Merrill Lynch	901,820.04
112.	Merrill Lynch	1,001,020.24
113.	Merrill Lynch	148,800.31
114.	Merrill Lynch	112,727.50
115.	Merrill Lynch	94,691.10
116.	Morgan Stanley & Co.	76,519,430.34
117.	Morgan Stanley DW INC	180,364.01
118.	National Financial Services	180,364.01
119.	Neuberger Berman, LLC	1,352,730.06
120.	Neuberger Berman, LLC	2,110,258.89
121.	Neuberger Berman, LLC	270,546.01
122.	Pershing LLC	9,018,200.39

CONCURSO MERCANTIL 107/2006-I

123.	Pershing LLC	10,064,311.64
124.	Pershing LLC	4,170,917.68
125.	Pictet & Cie	2,885,824.13
126.	PNC Bank (Saxon & Co)	946,911.04
127.	Raymond James & Associates, INC	450,910.02
128.	RBC Dominion Securities INC	338,182.51
129.	RBC Dominion Securities INC	586,183.03
130.	RBC Dominion Securities INC	315,637.01
131.	Refco Capital Markets LTD	901,820.04
132.	SG Private Banking (Suisse) SA	21,418,225.94
133.	SG Private Banking (Suisse) SA	2,254,550.10
134.	SIS Segaintersettle AG	225,455.01
135.	Sistecel, S.A. de C.V.	12,423.80
136.	Standard Bank PLC	572,367,142.59
137.	Standard Bank PLC	2,254,550.10
138.	The Bank of New York	2,074,186.09
139.	The Bank of New York	847,710.84
140.	The Bank of New York	676,365.03
141.	The Bank of New York	608,728.53
142.	The Bank of New York	450,910.02
143.	The Northern Trust Company	901,820.04
144.	UBS AG	14,708,684.84
145.	UBS AG	450,910.02
146.	UBS AG, London Branco	123,869,491.51
147.	UBS Financial Services	1,059,638.55
148.	UBS Financial Services	13,964,683.31

CONCURSO MERCANTIL 107/2006-I

149.	Union Bancaire Privee Geneva	4,644,373.20
150.	Wachovia Bank, N.A.	112,727.50
	Total UDIs Credited by those who did sign the agreement	1,463,251,804.51

Likewise, it must be noted that the following are the creditors who did not sign the agreement:

No.	Name of Creditor	Amount in UDIs
1.	Goldman Sachs & Co	2,113,866.17
2.	Goldman Sachs & Co	338,182.51
3.	Goldman Sachs & Co	1,803,640.08
4.	Goldman Sachs & Co	4,311,601.61
5.	Goldman Sachs & Co	450,910.02
6.	The Bank of New York (as Trustee)	178,736,222.70
7.	Ritch, Heather y Müller, S.C.	88,659.43

Total UDIs of those creditors who did not sign the agreement:	187,843,082.52

In view of the fact that the signatory creditors correspond to 88.62% (eighty-eight point sixty-two percent), which is more than fifty percent of the amount held by recognized creditors, as required by Article 157 of the Mexican Business Reorganization Act, and such creditors hold $1,463,251,804.51 (one billion four hundred sixty-three million two hundred fifty-one thousand eight hundred four and 51/100 UDIS) of all the credits that are calculated to determine the effectiveness of the agreement, the requirements for approval thereof are met.

The foregoing is so in view of the following arithmetic operations:

CONCURSO MERCANTIL 107/2006-I

According to a simple rule of 3 to calculate the percentage of the total debt with respect to those who signed the agreement the following formula is used

Total debt in udis	= 100%
Agreement Debt in udis	= x percent

where X is the amount as a percentage of debt in udis of those who signed the agreement the formula states:

Agreement debt by 100% divided by the total debt gives the amount as a percentage of the agreement debt.

Total in Udis of all creditors = 1,651,094,887.03

Total in Udis of the creditors who signed the agreement = 1,463,251,804.51

1,651,094,887.03 = 100%

1,463,251,804.51 = X percent

Assigning the corresponding amount

(1,463,251,804.51 * 100) / 1,651,094,887.03

88.62% (eighty-eight point sixty-two percent)

FIFTH. Despite the fact that we are faced with an agreement signed by both the company and the majority of credits necessary to approve it, number 164 of the Mexican Business Reorganization Act orders this jurisdictional body to verify that the agreement meets all the requirements of the Chapter of Title Five of the law itself. The proposed agreement makes reference to the payment of all the types of credits that were allowed (as ordered in its number 153 of the law on this matter) given that the conciliator, on answering the hearing ordered in the interlocutory order of March 23, 2007, indicated that, in respect to the allowed tax credit of the Local Tax Collection Administration of the Northern Federal District, in the allowance, classification, and prioritization of credits decision of November 9, 2006, such credit had already been paid by the company. To that end, the conciliator showed the receipt therefore; therefore the aforementioned credit shall be excluded from this decision approving the agreement. Likewise, with respect to

CONCURSO MERCANTIL 107/2006-I

the allowed credit of the conciliator ENRIQUE ESTRELLA MENENDEZ, consisting of his fees, it must be noted that the final agreement exhibited in the case establishes the manner in which payment shall be made with respect to the aforementioned credit, Clause Ninth indicates the following:

“NINTH. The parties agree that the fees of the CONCILIATOR shall be paid once the Court approves his report as part of the CONCURSO MERCANTIL.”

Now then, with respect to the recognized creditors who did not sign the proposed agreement, Clause 5.2 stipulates that the same forgiveness and grace periods as are agreed in the agreement with respect to the COMPANY’S debts that derived from the 06 BONDS, and therefore their position is analyzed pursuant to the stipulations of Article

159 of the Mexican Business Reorganization Act. It is noted that with respect to the holders of the bonds issued by the COMPANY on December 16, 1999, maturing on December 1, 2006, in the total principal amount of US$350,000,000.00 (THREE HUNDRED FIFTY MILLION DOLLARS AND 00/100, CURRENCY OF THE UNITED STATES OF AMERICA), the forgiveness amounts to 50% of the principal balance, as well as a forgiveness of the interest accrued for any reason, and payment of the principal amount of the new bonds on a single exhibition which shall be payable and due on December 31, 2013—it is identical to that which shall be assumed by the allowed creditors who did not sign the agreement (which is equivalent to 11.38% percent of the recognized creditors). With respect to the creditors who did sign the agreement, it is noted from Clause Fourth that they took a forgiveness of all the interest which is presently owed to them, regular and arrears, and of 90% (ninety percent) of the principal, plus a ten-year grace period for payment of the principal, converted into UDIS, which represents 88.62% percent of the total allowed amount for the general class in the allowance, classification and prioritization of credits decision, as can be seen from Preamble Clause SECOND; from the foregoing it follows that that stipulated for the non-signatory general creditors does not involve charges greater than those of the creditors of the same class that did sign, in accordance with the percentages indicated in the aforementioned Article 159 of the Mexican Business Reorganization Act.

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SIXTH. As a result, the Court approves the proposed agreement, with the following text:

“...FIRST. The parties acknowledge that the COMPANY only owes the CREDITORS the IDENTIFIED CREDITS, which are described in the table that is the appendix to this AGREEMENT, plus the interest accrued.

The parties acknowledge that the debts for principal contained in the table that is the appendix to this AGREEMENT shall be modified, to coincide with the amounts which for this same item are determined in the allowance, classification, and prioritization of credits decision in the CONCURSO MERCANTIL.

SECOND. The parties agree to pay and/or novate the IDENTIFIED DEBTS and the interest which they have accrued, either regular or arrears, with forgiveness and grace periods with respect to some of them, under the terms of the following clauses.

THIRD. Insofar as the holders of bonds issued by the COMPANY on December 16, 1999, maturing on December 1, 2006, in the total principal amount of US$350,0000,000.00 (THREE HUNDRED FIFTY MILLION DOLLARS AND 00/100, CURRENCY OF THE UNITED STATES OF AMERICA), under the terms of the issuance document, known in the English language as an “Indenture,” dated December 16, 1999 (hereinafter the “06 BONDS”), the parties agree as follows:

3.1        A forgiveness of 50% (fifty percent) of the principal originally owed, for which reason the parties allow a total lump-sum debt by the COMPANY in favor of the holders of the 06 BONDS in the amount of US$175,000,000.00 (ONE HUNDRED SEVENTY-FIVE MILLION DOLLARS AND 00/100, CURRENCY OF THE UNITED STATES OF AMERICA).

3.2        A forgiveness on all interest accrued for any reason, until the signing of this AGREEMENT.

3.3        Novation of the original debt for a new debt that contains the forgiveness agreed in paragraphs 3.1 and 3.2, above (hereinafter such new debt shall be called the “NEW DEBT”).

3.4        The NEW DEBT shall consist in the issuance of new bonds (hereinafter the “NEW BONDS”) in the total amount of $175,000,000.00 (ONE HUNDRED SEVENTY-FIVE MILLION DOLLARS AND 00/100, CURRENCY OF THE UNITED STATES OF AMERICA), the general terms of which are established below, with the understanding that the amount of the NEW BONDS may be increased or decreased as a result of the payment or capitalization of the ADDITIONAL RESTRUCTURING AMOUNT (as such term is defined below):

3.4.1     The COMPANY shall pay the principal amount of the NEW BONDS in a single distribution that shall be due and payable on December 31, 2013. The NEW BONDS will accrue interest at an annual interest rate equal to 10% (ten percent) starting on the July 1 or January 1 immediately before the day on which the NEW BONDS have been issued, which shall be such as indicated in the ISSUANCE DOCUMENT (as such term is defined below) as the date from which the effects of the

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agreement herein indicated shall take effect (the “ISSUE DATE”) through December 31, 2013, which shall be paid half-yearly and consecutively, by months in arrears, on June 30 and December 31 of each calendar year starting on the ISSUE DATE, with the understanding that, at least 60% (sixty percent) of the interest shall be paid in cash and, at the option of the COMPANY, 40% (forty percent) thereof may be capitalized.

3.4.2     The COMPANY shall have the option of choosing just once, between: (i) deferring payment of the interest until the next interest payment date (June 30 or December 31, as the case may be); or (ii) capitalizing the total amount of the interest payable on the interest payment date in question, with the understanding that the COMPANY shall have the option of capitalizing up to 40% (forty percent) of the amount of interest payable on each interest payment date, which are not paid on one of such dates because of the choice of the COMPANY to exercise this option.

3.4.3     The COMPANY may make accelerated payments at any time without any penalty or premium whatsoever, either for part of the NEW BONDS or the total thereof, such payment being for 100% of the unpaid principal amount plus unpaid accrued interest at such payment date plus such additional amounts as must be paid against any withholding or deduction of taxes.

3.4.4     On the ISSUE DATE, the COMPANY shall pay the holders of the NEW BONDS (i) an amount equivalent to the interest that the NEW BONDS would have accrued had they been issued on January 1, 2006, from this latter date through the June 30 or December 31 immediately prior to the ISSUE DATE (hereinafter the “RESTRUCTURING PAYMENT”), with the understanding that the COMPANY shall have the option of capitalizing 40% of the RESTRUCTURING PAYMENT, in which case the amount of the NEW BONDS shall be increased by the capitalized amount; and (ii) proportionally, an amount equivalent to 100% or to 50% of the funds that the COMPANY obtains from exercising its shareholders’ right of preference, depending on whether the subscription price per share is less than or equal to $26.5 pesos or greater than $26.5 pesos, respectively, derived from the subscription to shares representing the capital increase that the COMPANY shall undertake in order to establish the guaranty indicated in Clause Sixth of this Agreement, (hereinafter the “PAYMENT FOR RIGHTS OF PREFERENCE”).

The PAYMENT FOR RIGHTS OF PREFERENCE that the COMPANY must, if applicable, pay, shall reduce the amount of the NEW BONDS by the amount paid. (The RESTRUCTURING PAYMENT together with the PAYMENT FOR RIGHTS OF PREFERENCE, shall be called the “ADDITIONAL RESTRUCTURING AMOUNT.”)

If the allocation of NEW BONDS, the payment or the capitalization of the ADDITIONAL RESTRUCTURING AMOUNT result, together, in the allocation of fractional NEW BONDS to any holder of 06 BONDS, the amount of NEW BONDS allocated to such holder of 06 BONDS shall be rounded upwards to the closest whole number in United States dollars.

3.5        The 06 BONDS shall be canceled and exchanged for NEW BONDS on the ISSUE DATE.

3.6        In execution of all prior agreements, the COMPANY and the trustee of the issuance of the NEW BONDS shall sign an issuance document, known in the English language as an “Indenture,” for the issuance of the NEW

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BONDS, to which such NEW BONDS shall be subject, which shall contain, among other provisions, all the aforementioned agreements and shall meet the requirements of any applicable law, Mexican or foreign (the “ISSUANCE DOCUMENT”).

FOURTH. The rest of the CREDITORS accept a forgiveness on all interest which is to date owed to them, regular and arrears, and of 90% of the principal, plus a grace period of ten years for payment of the principal, converted into UDIS.

FIFTH. With respect to the creditors of the COMPANY who are allowed within the CONCURSO MERCANTIL and do not sign this AGREEMENT, based on the Mexican Business Reorganization Act, the parties state and agree the following:

5.1        The CREDITORS whose credits derived from the 06 BONDS, who accepted the forgiveness, grace periods, and concessions under the terms of the provisions of Clause Second of this AGREEMENT, and who signed it represent more than 30% (thirty percent) of the total debt that will be allowed, for which the COMPANY is liable.

5.2        The creditors of the COMPANY who are allowed within the CONCURSO MERCANTIL and who do not sign this AGREEMENT are unsecured in nature.

5.3        Therefore and based on Article 159 of the Mexican Business Reorganization Act, the parties stipulate that the unsecured creditors who are allowed within the CONCURSO MERCANTIL and who do not sign this AGREEMENT, shall receive the same forgiveness and grace periods that are agreed in this AGREEMENT with respect to the COMPANY’S debts derived from the 06 BONDS, therefore, consequently, the unsecured creditors of the COMPANY who are allowed within the CONCURSO MERCANTIL and who do not sign this AGREEMENT are bound to everything herein agreed.

5.4        Notwithstanding the aforesaid, the parties agree that any creditor who is identified by the COMPANY or who is allowed within the CONCURSO MERCANTIL may, at any time, sign this AGREEMENT.

SEVENTH. The parties agree that the establishment of reserves by the COMPANY is not necessary, given that it does not have any challenges outstanding against it to resolve nor existing tax credits pending calculation.

EIGHTH. The exact and timely performance of the principal amount, interest, and additional amounts, if any, with respect to the NEW BONDS, whose terms have been agreed by the parties under the terms of the provisions of Clause Second of this AGREEMENT, as well as performance of the COMPANY’S obligations derived from this AGREEMENT and the ISSUANCE AGREEMENT which are signed under the terms of the provisions of such Clause Second, shall be guaranteed through the establishment of an irrevocable guaranty trust (the “GUARANTY TRUST”) on shares that would represent at least 28% (twenty-eight percent) and up to 34% (thirty-four percent) of the COMPANY’S capital stock.

The GUARANTY TRUST shall be established through a trust agreement whose draft, at the appropriate time, shall be exhibited as part of the CONCURSO, together with a translation into Spanish of the ISSUANCE DOCUMENT, which may undergo changes agreed by the COMPANY and its CREDITORS who sign this AGREEMENT, with the understanding that, such changes shall not have a material adverse effect on the

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rights and obligations of the CREDITORS and in no case may they modify the amount, term, interest rate, and guaranty of the NEW BONDS.

NINTH. The parties agree that the fees of the CONCILIATOR shall be paid once the Court approves his report as part of the CONCURSO MERCANTIL.

TENTH. For all matters related to the interpretation and performance of this agreement the parties irrevocably submit themselves to the competence of the Seventh Civil District Court of the First Circuit and the jurisdiction of the CONCURSO MERCANTIL, to resolve any dispute that derives from this AGREEMENT or its performance, waiving any other forum which might appertain to them by reason of their present or future domiciles or for any other cause.

ELEVENTH. The parties agree that this AGREEMENT shall take effect from: (i) its approval by the Seventh Civil District Court of the First Circuit as part of the CONCURSO MERCANTIL, after all the procedures of the law, including the correct holding of the hearings the Court orders; (ii) the time when the assets of the GUARANTY TRUST include shares of the capital stock of the COMPANY under the terms indicated in Clause Eighth of this AGREEMENT; (iii) the time when the NEW BONDS shall be issued; and (iv) from the time the ADDITIONAL RESTRUCTURING AMOUNT has been paid.

TWELFTH. The parties agree that once the AGREEMENT is signed, it shall be presented to the Conciliator of the CONCURSO MERCANTIL, for him, at the appropriate procedural time, to sign it and process it pursuant to the law.

THIRTEENTH. The parties agree that once the decision allowing, classifying, and prioritizing the credits within the CONCURSO MERCANTIL has been issued, a certified copy of it shall be added as an appendix to the AGREEMENT.

FOURTEENTH. The parties indicate as domiciles for any notification derived from any act derived from this AGREEMENT, those that each one indicated to hear and receive notifications as part of the CONCURSO MERCANTIL.”

SEVENTH. Under the terms of the provisions of Article 165 of the Mexican Business Reorganization Act, the approved agreement acquires the nature of a judgment and binds the company and all general creditors, including those who did not sign it.

With respect to the creditors of a class other than those indicated in the preceding paragraph, they are also included in the agreement in view of the fact that they form an integral part of it pursuant to Article 153 of the law in reference, as is the allowed credit of the conciliator.

EIGHTH. As ordered in Articles 166 and 262, Section I, the concurso mercantil proceeding of the company GRUPO IUSACELL, SOCIEDAD ANÓNIMA DE

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CAPITAL VARIABLE, is terminated, and the Conciliator ENRIQUE ESTRELLA MENENDEZ ceases to hold office. As a result, the Conciliator shall cancel, within a period of five business days, the registry entries made at the time the commercial bankruptcy was declared, which may have been made in the public records; for this, it is ordered that official correspondences and the necessary certified copies be made available to him.

NINTH. This judgment shall be noticed by a list which is published on the notice board of the Court, as ordered in Article 265 of the Mexican Business Reorganization Act.

In view of the aforesaid and as reasoned, it is:

RESOLVED:

FIRST. This District Court approves as a final judgment, executed with the authority of a res judicata, the agreement presented to that end, signed by the participant in the concurso, GRUPO IUSACELL, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, and the creditors indicated in Preamble Clause FOURTH, with the text described in Preamble Clause SIXTH.

SECOND. The approved agreement binds the creditors indicated in Preamble Clause SEVENTH.

THIRD. The Conciliator is ordered to cancel the registry entries for the commercial bankruptcy decision within a period of five business days and, to that end, the official correspondence and certified copies required shall be issued.

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FOURTH. The concurso mercantil proceeding against the company GRUPO IUSACELL, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, is terminated, and as a result, the concurso bodies cease operation.

FIFTH. Notify by a list that is published on the notice board of the Court, as ordered in Article 265 of the Mexican Business Reorganization Act.

So decided and signed by Concepción Martín Argumosa, Esq., Judge of the Seventh Civil District Court of the First Circuit, before the Clerk who authorizes and certifies it, until today April 11, 2007, the date on which the work of the court allowed its issuance. So sworn.

AAS/bth**

[3 signatures]

[stamp:] ON 12 APR 2007 THE FOREGOING JUDGMENT WAS NOTICED BY NOTICES WHICH ARE AFFIXED ON THE LIST OF THIS COURT, BASED ON THE PROVISIONS OF ARTICLE 1068, SECTION III, OF THE COMMERCIAL CODE, EXCEPT SUCH AS MAY HAVE ORDERED BEEN MADE IN PERSON. SO SWORN.

THE CLERK

[signature]
[stamp:]	Norma Vaca Sánchez, Esq.

[stamp:] ON 13 APR 2007 THE NOTIFICATION OF THE AFOREMENTIONED JUDGMENT TOOK EFFECT, BASED ON ARTICLE 1075, PARAGRAPH TWO OF THE COMMERCIAL CODE, EXCEPT SUCH AS WHOSE NOTIFICATION MAY HAVE BEEN ORDERED MADE IN PERSON. SO SWORN.

THE CLERK

[signature]
[stamp:]	Norma Vaca Sánchez, Esq.